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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 8, 2011

                         Millennia, Inc.
     (Exact name of registrant as specified in its charter)

         Nevada                000-16974             59-2158586
     (State or other       (Commission File       (I.R.S. Employer
     Jurisdiction of            Number)        Identification Number)
     Incorporation)


       1126 Whispering Oaks Drive
            DeSoto, TX 75115                         75115
(Address of Principal Executive Offices)           (Zip Code)

                          972-230-9000
      (Registrant's Telephone Number, including Area Code)


    801 E. Campbell Road, Suite 638, Richardson, Texas 75081
                        (Former Address)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c)
     under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

  Previously, on July 28, 2010, Millennia, Inc. ("Millennia") entered into an Asset Purchase Agreement (the "Agreement") with Reunion Sports Group, LLC, a Texas limited liability company ("Reunion"), pursuant to which Millennia acquired assets of Reunion comprising the United League Baseball in exchange for 36,500,000 newly issued shares of Millennia's common stock. The transactions contemplated by the Agreement closed on September 14, 2010. As part of the Agreement, Millennia received a note payable in the principal amount of $200,000, payable in a single installment on January 28, 2011 and collateralized by the 36,500,000 shares of Millennia's stock issued pursuant to the Agreement (the "Note"). Millennia subsequently assigned the Note to Pam J. Halter ("PJH") to satisfy its debt obligations to her.

  On February 7, 2011, PJH, for consideration, granted Reunion an extension of time to March 7, 2011 to retire the Note. Subsequently, PJH agreed to extend the due date of the Note to April 18, 2011. Reunion defaulted on the single Note payment due April 18, 2011 and, on April 19, 2011, PJH foreclosed on the collateral under a mutual consent with Reunion. By mutual oral consent the parties agreed to forebear implementation of the foreclosure until May 8 to give Reunion additional time to fund its obligation. Payment did not occur by such date, and the foreclosure became complete. Accordingly PJH now controls the 36,500,000 shares of common stock previously controlled by Reunion and PJH controls 93.98% of the outstanding common stock of Millennia. As part of the consent agreement, Millennia's wholly-owned subsidiary, United League Baseball, Inc. ("ULB"), was conveyed to Reunion, and Reunion agreed to assume any and all liabilities of ULB.



ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
          DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
          COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

  On April 19, 2011 all the then-current members of the Board of Directors of Millennia, namely John W. Bryant, Byron Pierce and Stanley Wright, resigned as officers and directors of Millennia. Prior to their resignation, also on April 19, 2011, such directors unanimously appointed Pam J. Halter to become the sole director and President and Chief Executive Officer of Millennia. Such actions were conditional on curing the defaults by May 8, 2011, which did not occur, so that the change of management was completed on May 9, 2011.

  Pam J. Halter, age 56, previously served as Secretary and Director of Millennia from February 2005 until September 2010. Since 2000, she has been the President, CEO and a director of Thoroughbreds, Inc., a Nevada corporation. She has been involved in various facets of horse racing since the age of sixteen and became a trainer and owner of horses over 20 years ago. From March 2000 until March 2003, Ms. Halter was President, CEO and a director of Doblique, Inc., a company engaged in the thoroughbred racing business. From February 21, 2006 until February 5, 2008, she was Secretary and a director of Rub a Dub Soap Company, Inc. Millennia and Ms. Halter have not entered into any material contract in connection with her appointment as a director and officer of Millennia.

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ITEM 9.01-FINANCIAL STATEMENTS AND EXHIBITS

  (d)  Exhibits

    Exhibit No.                      Description
    -----------   -----------------------------------------------------

       10.1 Consent Agreement, dated as of April 19, 2011, by and between Pam J. Halter and Reunion Sports Group, LLC






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                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Millennia, Inc.


Dated:  May 9, 2011           By:  /s/ Pam J. Halter
                              --------------------------------------
                              Name:   Pam J. Halter
                              Title:  Chief Executive Officer


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                          EXHIBIT INDEX



Exhibit No.                      Description
-----------   ------------------------------------------------------

   10.1 Consent Agreement, dated as of April 19, 2011, by and between Pam J. Halter and Reunion Sports Group, LLC